Exhibit 23.1

Consent of Independent Auditors

The Board of Directors
LSB Industries, Inc.

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-8302) pertaining to the 1981 and 1986 Incentive Stock Option Plans, the Registration Statement (Form S-8 No. 333-58225) pertaining to the 1993 Stock Option and Incentive Plan, the Registration Statements (Forms S-8 No. 333-62831, No. 333-62835, No. 333-62839, No. 333-62843, and No. 333-62841) pertaining to the registration of an aggregate of 225,000 shares of common stock pursuant to certain Non-Qualified Stock Option Agreements for various employees, the Registration Statement (Form S-8 No. 333-98359) pertaining to the 1998 Stock Option and Incentive Plan and Outside Directors Stock Purchase Plan and the Registration Statement (Form S-3 No. 33-69800) of LSB Industries, Inc. and in the related Prospectuses of our report dated March 28, 2003, with respect to the consolidated financial statements and schedule of LSB Industries, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                                                              ERNST & YOUNG LLP

Oklahoma City, Oklahoma

March 31, 2003